As filed with the Securities and Exchange Commission on May 15, 2014.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

People’s United Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-8447891
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

People’s United Financial, Inc.

850 Main Street

Bridgeport, CT 06604

(Address of principal executive offices) (Zip code)

People’s United Financial, Inc. 2014 Long-Term Incentive Plan

People’s United Financial, Inc. Second Amended and Restated Directors’ Equity

Compensation Plan

(Full title of the plan)

Robert E. Trautmann

Senior Executive Vice President and General Counsel

People’s United Financial, Inc.

850 Main Street

Bridgeport, CT 06604

(Name and address of agent for service)

(203) 338-7171

(Telephone number, including area code, of agent for service)

With copies of all notices, orders and communications to:

Lee A. Meyerson, Esq.

Andrew R. Keller, Esq. Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

(212) 455-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, $.01 par value	34,300,000 shares	$14.495	$497,178,500	$64,036.59

(1)	This Registration Statement registers 34,000,000 shares of common stock, $0.01 par value per share (the “LTIP Common Stock”), reserved for issuance pursuant to the People’s United Financial, Inc. 2014 Long-Term Incentive Plan (the “LTIP”) and 300,000 shares of common stock, $0.01 par value per share (the “Director Common Stock”, together with the LTIP Common Stock, the “Common Stock”) reserved for issuance pursuant to the People’s United Financial, Inc. Second Amended and Restated Directors’ Equity Compensation Plan (the “Director Plan”, together with the LTIP, the “Plans”). In addition to the shares of Common Stock set forth in the table, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares registered includes an indeterminable number of shares of Common Stock issuable under the Plans, as a result of stock splits, stock dividends, anti-dilution provisions or similar transactions.
(2)	Pursuant to Rule 457(c) and Rule 457(h) of the Securities Act the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low prices per share of the Common Stock reported in the Nasdaq Global Select Market on May 12, 2014.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 34,000,000 shares of common stock, $0.01 par value per share (the “LTIP Common Stock”), of People’s United Financial, Inc. (the “Registrant”) pursuant to the People’s United Financial, Inc. 2014 Long-Term Incentive Plan (the “LTIP”) and an additional 300,000 shares of common stock, $0.01 par value per share (the “Director Common Stock”, together with the LTIP Common Stock, the “Common Stock”) of the Registrant pursuant to People’s United Financial, Inc. Second Amended and Restated Directors’ Equity Compensation Plan (the “Director Plan”). In accordance with Section E of the General Instructions to Form S-8, the contents of the registration statement on Form S-8 previously filed by Registrant with the Securities and Exchange Commission (the “Commission”) on August 9, 2011 (File No. 333-176163) are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such previously-filed registration statement are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents and information heretofore filed with the Commission by the Registrant are hereby incorporated by reference in this Registration Statement:

(1)	the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A dated February 22, 2007;

(2)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

(3)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014; and

(4)	the Registrant’s Current Reports on Form 8-K filed on January 23, 2014; April 16, 2014; and April 18, 2014 (other than the portions of those reports not deemed to be filed).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

For a list of exhibits, see the Exhibit Index in this Registration Statement, which is incorporated into this Item by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgeport, State of Connecticut on this 15th day of May, 2014.

PEOPLE’S UNITED FINANCIAL, INC.

By:	/s/ John P. Barnes
Name: John P. Barnes
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John P. Barnes and Robert E. Trautmann his or her true and lawful agent, proxy and attorney-in-fact, each acting alone with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John P. Barnes John P. Barnes	President, Chief Executive Officer and Director (Principal Executive Officer)	May 15, 2014

/s/ Kirk W. Walters Kirk W. Walters	Senior Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	May 15, 2014

/s/ Jeffrey A. Hoyt Jeffrey A. Hoyt	Senior Vice President and Controller (Principal Accounting Officer)	May 15, 2014

/s/ Collin P. Baron Collin P. Baron	Director	May 15, 2014

/s/ Kevin T. Bottomley Kevin T. Bottomley	Director	May 15, 2014

/s/ George P. Carter George P. Carter	Director	May 15, 2014

/s/ John K. Dwight John K. Dwight	Director	May 15, 2014

/s/ Jerry Franklin Jerry Franklin	Director	May 15, 2014

/s/ Janet M. Hansen Janet M. Hansen	Director	May 15, 2014

/s/ Richard M. Hoyt Richard M. Hoyt	Director	May 15, 2014

/s/ Nancy McAllister Nancy McAllister	Director	May 15, 2014

/s/ Mark W. Richards Mark W. Richards	Director	May 15, 2014

EXHIBIT INDEX

Exhibit Number	Description

4.1	Third Amended and Restated Certificate of Incorporation of People’s United Financial, Inc. (incorporated by reference to Exhibit 3.1 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2013) (File No. 001-33326)).

4.2	Seventh Amended and Restated Bylaws of People’s United Financial, Inc. (incorporated by reference to Exhibit 3.2 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2013) (File No. 001-33326)).

4.3	People’s United Financial, Inc. 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.22 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 12, 2014) (File No. 001-33326)).

4.4	People’s United Financial, Inc. Second Amended and Restated Directors’ Equity Compensation Plan (incorporated by reference to Exhibit 10.14 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 12, 2014) (File No. 001-33326)).

5.1	Opinion of Simpson Thacher & Bartlett LLP.*

23.1	Consent of KPMG LLP.*

23.2	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).*

24.1	Power of Attorney (included as part of the signature page to this Registration Statement)

*	Filed herewith